Exhibit 99.1

[LOGO]

Prel. DRAFT: 8am - 12/1/00

                           CIT HIGHLIGHTS PROGRESS AND
                     BUSINESS OPPORTUNITIES AT INVESTOR DAY

NEW YORK December 1, 2000 -CIT (NYSE - CIT, TSE - CIT.U and Exchangeable Shares:
TSE - CGX.U), the world's largest publicly traded commercial finance organization, today held its Investor Day Conference in New York City and broadcast the event live on its Web site (www.cit.com). Presentations were delivered by senior executives representing the company's key businesses, and the group heard remarks from Albert R. Gamper, Jr., CIT's Chairman, President and Chief Executive Officer, on the company's solid business condition and future prospects.

Gamper said that the company continues to solidify its leadership position in its traditional lines of business and is firmly establishing itself as one of the leading financing providers to the companies driving the 21st century economy. "We value market leadership positions, we value a broadened CIT made possible by last year's acquisitions, and we have made great progress integrating and building one company with one strategy," he stated.

In addition to Gamper, presenters included Joseph M. Leone, Executive Vice President and Chief Financial Officer. Reiterating financial highlights from CIT's third quarter announcement and conference call, Leone said, "We have streamlined our organization and continue to target improvements in our operating efficiency ratio toward our goal of 40 percent while broadening our revenue base. We also continue to focus on maintaining strong portfolio credit quality and strong debt ratings."

An overview of the capabilities and focus of CIT's business groups was also presented at the conference. CIT is the number one industry player in vendor financing, U.S. factoring, construction and SBA lending, and is a leader in financing commercial aerospace, corporate aircraft, rail, secured business credit, as well as advisory-structured finance, and home equity-broker Internet lending. Among the key points made by each business group were:

Equipment Finance and Leasing Business Groups

Equipment Financing Group
-------------------------
o   Diversified middle market secured equipment lender
o   Private label as Agilent Financial Services
o Leadership position in construction, printing, machine tools and business aircraft
o   #1 SBA lender

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Capital Finance Group
---------------------
o 25-plus years with international experience in the aerospace and rail industries
o   200-plus aircrafts financed and new aircraft program with Boeing and Airbus
o   43,000-plus railcars, 350-plus locomotives financed

Other Business Groups

Vendor Technology Finance Group
-------------------------------
o Major vendor relationships through joint ventures, virtual joint ventures and structured program agreements
o Dell Financial Services, Avaya Financial Services and Expanets Financial Services relationships
o   Global financing capabilities

Commercial Finance Group
------------------------
o   Commercial Services: the country's largest and oldest factoring company
o   Business Credit: significant player in the asset-based lending market
o Long heritage serving middle market companies facing debt restructuring, acquisitions, recapitalizations and DIP financing

Consumer Finance Group
----------------------
o   Home equity, RV and manufactured housing businesses
o Nationwide relationships with over 6,500 brokers, dealers, manufacturers and electronic portals
o Online loan applications through CITEdge.com: BrokerEdge.com, CITCustomerEdge.com, DealerEdge.com, CITOnLineBank.com

Structured Finance Group
------------------------
o   CIT's merchant bank
o   Provides private debt, leases, equity, underwriter and advisory services
o   Global reach
o   Syndication capabilities

Future Guidance

In closing Investor Day, Gamper said, "We have strong confidence in our business prospects as we concentrate on our key priorities. Our priorities are building out our strategic businesses that have strong growth prospects and good returns, reducing our non-strategic businesses, reducing our leverage and focusing on credit quality and quality earnings.

"The execution of these strategies in a softer economy leads us to believe we will see organic earnings growth in the range of 8 percent for 2001, while the strength of our core businesses indicates we will then be positioned to return to our traditional growth rate of 13 percent or above in succeeding years, and to achieve improved returns on equity," Gamper noted. "Business volumes have slowed and we expect our credit markers to be stable, leading to expectations that our fourth quarter earnings should match or slightly exceed the third quarter."

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Live Web Cast of Investor Day

The meeting was broadcast live via the company's Web site (www.cit.com) beginning at 8:30 am (EST) and ending at 3:00 pm (EST) on Friday, December 1. The Web cast has also been archived.

About CIT

CIT is a leading diversified finance company offering vendor, equipment, commercial, factoring, consumer and structured financing capabilities. CIT operates extensively in the United States and Canada with strategic locations in Europe, Latin and South America, and the Pacific Rim. CIT has been in business since 1908 and is recognized as a leader in many of the markets it serves. For more information on CIT, visit the Web site at www.cit.com.

Forward-Looking Statements

Certain statements made in these presentations that are not historical facts may constitute "forward-looking" statements, as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the current views of the Company and its management. The Company's actual results or performance may differ materially from those expressed in, or implied by, such forward-looking statements, due to various risks and uncertainties identified more fully in the beginning of our 1999 Form 10K. The Company does not undertake to update any forward-looking statements.

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Media Contacts                                        Investor Relations Contact
--------------                                        --------------------------
Joan Russo                                            James J. Egan, Jr.
CIT                                                   CIT
(973) 740-5437                                        (973) 535-5911
or
Sammie Becker/Joseph LoBello
Stanton Crenshaw Communications
(212)-780-1900